UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934.

November 8, 2005
Date of Report (Date of Earliest Event Reported)

DNAPrint genomics, Inc.
(Exact name of Registrant as specified in charter)

Commission File Number: 0-31905

Utah	59-2780520
(State of Incorporation)	(I.R.S. Employer I.D. No)

900 Cocoanut Avenue, Sarasota, FL 34236
(Address of Principal Executive Offices)

(941) 366-3400
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Asset Purchase Agreement with Ellipsis Biotherapeutics Corporation

On November 8, 2005, the Registrant entered into an agreement with Toronto-based Ellipsis Biotherapeutics Corporation (“Ellipsis”) to purchase certain assets used by Ellipsis in its drug and diagnostic discovery business. Ellipsis performs contract SNP genotyping for academic centers, hospitals, human health care corporations and biotech companies. Its diverse services include human, plant and animal analyses.

The Registrant anticipates that the Ellipsis assets will assist with clinical genomics and genotyping. In consideration for the Ellipsis assets, the Registrant agreed to issue 6,500,000 shares of its common stock to Ellipsis and to assume Ellipsis liabilities in the approximate amount of $645,000.

The Registrant anticipates that the acquisition will close in late November 2005, but the closing is subject to certain conditions, including completion of the Registrant’s due diligence and Ellipsis’ obtaining shareholder approval. DNAPrint plans to retain Ellipsis’ employees, management and business operations. In addition, DNAPrint will retain the Ellipsis Biotherapeutics name and plans to operate Ellipsis Biotherapeutics as a subsidiary of DNAPrint genomics.

Item 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

See Item 1.01 above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DNAPrint genomics, Inc.

By:	/s/ Richard Gabriel
Richard Gabriel, President